QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE SCO GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THE SCO GROUP, INC.
355 South 520 West, Suite 100
Lindon, Utah 84042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 28, 2005

TO THE STOCKHOLDERS OF THE SCO GROUP, INC.:

        The annual meeting of the stockholders (the "Annual Meeting") of The SCO Group, Inc. (the "Company") will be held at the Provo Marriott Hotel and Conference Center located at 101 West 100 North in Provo, Utah, on Tuesday, June 28, 2005. The Annual Meeting will convene at 11:00 a.m., Mountain Time, to consider and take action on the following proposals:

  (1)
  to elect eight members to the Board of Directors to serve until the next annual meeting of the Company or their successors have been appointed and are qualified; and

  (2)
  to transact such other business as may properly come before the meeting.

        ONLY OWNERS OF RECORD OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE CLOSE OF BUSINESS ON MAY 16, 2005 (THE "RECORD DATE") WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.

        The Company's Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2004.

        THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND. TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

THE SCO GROUP, INC.
BY ORDER OF THE BOARD OF DIRECTORS

DARL C. McBRIDE, CEO

Lindon, Utah
Dated: June 3, 2005

THE SCO GROUP, INC.
355 South 520 West, Suite 100
Lindon, Utah 84042

Proxy Statement

        This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of The SCO Group, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the stockholders (the "Annual Meeting") to be held at the Provo Marriott Hotel and Conference Center located at 101 West 100 North in Provo, Utah, at 11:00 a.m., Mountain Time, on Tuesday, June 28, 2005. Unless the context otherwise requires, when used herein, the terms "we," "us," "our," "The SCO Group," or the "Company" refers to The SCO Group, Inc. and its subsidiaries.

        THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT JUNE 6, 2005.

        At the Annual Meeting, the stockholders of the Company will be asked to vote on one proposal. Proposal 1 is the annual election of eight directors to serve on our Board of Directors.

        A proxy for use at the Annual Meeting is enclosed. Any stockholder who executes and delivers such proxy has the right to revoke it any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR the proposal in accordance with the recommendation of the Board of Directors.

        The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

Record Date and Quorum Requirements

        May 16, 2005 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 17,920,607 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), were issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote. The Common Stock will vote as a single class with respect to all matters submitted to a vote of the stockholders at the Annual Meeting.

        The holders of a majority of the shares of the Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting. The eight individuals receiving the most votes will be elected to serve as directors of the Company. Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against Proposal 1.

Recommendation of the Board of Directors

        The Board of Directors of the Company recommends that you vote FOR each of the nominees of the Board of Directors (Proposal 1).

PROPOSAL 1: ELECTION OF DIRECTORS

        At the Annual Meeting, eight directors are to be elected to serve until the next annual meeting of stockholders or until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the eight nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. Each of the nominees is currently a director of the Company, except for Omar T. Leeman and J. Kent Millington. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the nominees named below. The eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors of the Company.

        The names of the nominees, their ages and their respective business backgrounds are set forth below.

Name	Position(s) With the Company	Age	Director Since
Ralph J. Yarro III	Chairman of the Board of Directors and Director	40	1998
Edward E. Iacobucci	Director	51	2000
R. Duff Thompson	Director	54	2001
Darcy G. Mott	Director	52	2002
Darl C. McBride	Chief Executive Officer, Director	45	2002
Daniel W. Campbell	Director	50	2003
Omar T. Leeman	Director Nominee	53
J. Kent Millington	Director Nominee	60

Nominees for Election to the Board of Directors Who are Currently Serving on the Board of Directors

        Certain information with respect to the nominees who are currently serving on the Board of Directors is set forth below:

        Ralph J. Yarro III has served as the Chairman of our Board of Directors since August 1998. Mr. Yarro has served as an independent investor and business consultant since December 2004. Mr. Yarro previously served as the President and Chief Executive Officer of The Canopy Group, Inc., a management and resource company ("Canopy"), from August 1998 to December 2004. Mr. Yarro also served as a director of Canopy from August 1998 to March 2005. Mr. Yarro holds a B.A. degree in Political Science from Brigham Young University.

        Edward E. Iacobucci has served as a member of the Board of Directors since January 2000. In 1989, Mr. Iacobucci co-founded Citrix Systems, Inc., a supplier of products and technologies that enable enterprise-wide deployment of software applications, and held the positions of Chief Technical Officer and Vice President of Strategy and Technology. Mr. Iacobucci also served as Chairman of the Board of Citrix from September 1991 to June 2000. Mr. Iacobucci holds a B.S. degree in Systems Engineering from the Georgia Institute of Technology.

        R. Duff Thompson has served as a member of the Board of Directors since May 2001. Mr. Thompson has served as a Managing General Partner of EsNet, Ltd., an investment group that is active in both technology and real estate ventures, from 1996 to the present. From June 1994 to January 1996, Mr. Thompson served as Senior Vice President of the Corporate Development Group of Novell, Inc. Prior to that time, he served as Executive Vice President and General Counsel for WordPerfect Corporation, and before joining WordPerfect Corporation in 1986, he was a partner with the Salt Lake City law firm of Callister Duncan & Nebeker. Mr. Thompson holds a B.S. degree in Economics, a masters degree in Business Administration and a J.D. degree, all from Brigham Young University.

        Darcy G. Mott has served as a member of the Board of Directors since March of 2002. Mr. Mott has served as an independent investor and business consultant since December 2004. Mr. Mott previously served as Vice President, Treasurer and Chief Financial Officer of Canopy from May 1999 to December 2004. Mr. Mott is a certified public accountant and holds a B.S. degree in Accounting from Brigham Young University.

        Darl C. McBride has served as our President and Chief Executive Officer and as a member of the Board of Directors since June 2002. Before joining our company, Mr. McBride was the president of Franklin Covey Co.'s online planning business from May 2000 to May 2002. From April 1999 to May 2000, Mr. McBride was the CEO of Pointserve. From November 1997 to August 1998, Mr. McBride was the Chairman, President and CEO of SBI. From February 1996 to October 1997, Mr. McBride served as the Senior Vice President of IKON Office Solutions. From 1988 to 1996, Mr. McBride held several positions at Novell, Inc. and concluded his service as Vice President and General Manager of Novell's Embedded Systems Division (NEST). Mr. McBride holds a B.S. degree from Brigham Young University and received a masters degree in Labor & Industrial Relations from the University of Illinois at Urbana-Champaign.

        Daniel W. Campbell has served as a member of our Board of Directors since November 2003. Mr. Campbell has served as a Managing General Partner of EsNet, Ltd., an investment group that is active in both technology and real estate ventures, from July 1994 to the present. From 1992 to July 1994, Mr. Campbell worked at WordPerfect Corporation as Senior Vice President and Chief Financial Officer. Prior to that, Mr. Campbell was a partner with Price Waterhouse, an international accounting firm. Mr. Campbell also serves as a director of Nu Skin Enterprises, Inc., where he is the Chairman of the Audit Committee. Mr. Campbell received an Accounting degree from Brigham Young University in 1979.

Nominees Who Have Not Previously Served on the Board of Directors

        Certain information with respect to the nominees who are not currently serving on the Board of Directors is set forth below. Omar T. Leeman was recommended to the Nominations Committee by the Company's outside counsel, and J. Kent Millington was recommended to the Nominations Committee by a non-management director.

        Omar T. Leeman is President and Founder of Pinebrook Management Group, L.L.C., which provides management, sales, marketing, and strategy consulting services. From January 2001 to April 2002, Mr. Leeman was President, Chief Executive Officer, and Chairman of the Board of Talk2 Technology, Inc. From February 1983 to January 2001 Mr. Leeman worked at MCI Telecommunications, Inc. where he held several management positions, including President, MCI Business Markets. He also worked as a Regional Vice President at NEC America Inc., and held management positions at OC Tanner Company and Xerox Corporation. Mr. Leeman received a B.S. degree in Business Administration from the University of Hawaii.

        J. Kent Millington is currently Entrepreneur in Residence at Utah Valley State College ("UVSC") where he teaches courses in entrepreneurship and new venture finance. Prior to joining UVSC in August 2004, he lived in Tokyo, Japan where he was Vice President of Asian Operations for Verio, Inc., a subsidiary of NTT Communications. From October 1996 to December 1997 he was President of Internet Servers Inc., a web hosting start-up that was sold to Verio in December 1997. Then he served as Vice President of the newly created Web Hosting Division of Verio until his assignment to Tokyo. From June 1993 to October 1996 he worked for EG&G, a large manufacturing and management services firm, as Business Development Director at the Idaho National Engineering Laboratory and

later as Deputy Director during the privatization of Kelly Air Force Base in San Antonio, Texas. He previously was Chief Executive Officer of two health insurance companies, owned industrial distribution companies, and was professor of entrepreneurship and finance. Mr. Millington holds a B.A. degree in History from the University of Utah, an MBA from Brigham Young University, and a Doctor of Business Administration from California Coast University.

Director Who Will Conclude His Term of Office Upon the Occurrence of the Annual Meeting

        Certain information with respect to K. Fred Skousen, who is currently serving on the Board of Directors, but who will conclude his service as of the date of the Annual Meeting, is set forth below:

        K. Fred Skousen has served as a member of our Board of Directors since June 2003. He has served as Advancement Vice President at Brigham Young University since May 1998. From September 1989 until May 1998, he was Dean of the Marriott School of Management and, prior to that, Director of the School of Accountancy at Brigham Young University. Mr. Skousen has been a consultant to the Financial Executive Research Foundation, the Controller General of the United States, the Federal Trade Commission and to several large companies. Mr. Skousen has been a visiting professor at the University of California, Berkeley, and University of Missouri, as well as a faculty resident on the staff of the Securities and Exchange Commission and a faculty fellow at Price Waterhouse & Co. Mr. Skousen is a certified public accountant and has a B.S. degree in Accounting from Brigham Young University and has M.A.S. and Ph.D. degrees in Accounting from the University of Illinois.

Composition of the Board of Directors

        The Board of Directors of the Company currently consists of seven directors with one vacancy. Also, Mr. Skousen has notified the Company that he will not stand for reelection at the Annual Meeting, creating a second vacancy. Directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. There are no family relationships among any of the Company's directors, officers or key employees.

Code of Ethics

        We have adopted a code of ethics that applies to all employees of the Company, including employees of the Company's subsidiaries, as well as each member of the Company's Board of Directors. The code of ethics is available at the Company's website at www.sco.com/company.

Affirmative Determinations Regarding Director Independence

        The Board of Directors has determined each of the following directors to be an "independent director" as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD"): Edward E. Iacobucci, R. Duff Thompson, K. Fred Skousen and Daniel W. Campbell.

        In this proxy statement, these four directors are referred to individually as an "Independent Director" and collectively as the "Independent Directors." The Independent Directors intend to meet in executive sessions at which only Independent Directors will be present in conjunction with each scheduled quarterly meeting of the Board of Directors.

        The Board of Directors has also determined that if Omar T. Leeman and/or J. Kent Millington are elected to the Board of Directors, they will each be an "independent director" as such term is defined in Marketplace Rule 4200(a)(15) of the NASD.

Meetings and Committees of the Board of Directors

        During fiscal year 2004, the Company's Board of Directors met nine times and all Board members attended at least 75 percent of the meetings of the Board and at least percent of the meetings of any of the Board committees.

        Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's Annual Meeting of Stockholders, it encourages directors to attend and historically more than a majority have done so. For example, five of the eight directors attended the Company's 2004 Annual Meeting.

        The Board of Directors has formed the following committees: the Compensation Committee, the Audit Committee, the Nominations Committee and the Litigation Oversight Committee.

        The Compensation Committee.    The Compensation Committee, which held four meetings during fiscal year 2004, recommends, reviews and oversees the salaries and benefits for the Company's employees, consultants and other individuals compensated by the Company. The Compensation Committee also administers the Company's stock option plans and other compensation plans. The Compensation Committee acts pursuant to a written charter adopted by the Board. The members of the Compensation Committee are Messrs. Mott (Committee Chair), Iacobucci and Thompson.

        All members of the Compensation Committee are Independent Directors other than Mr. Mott. Mr. Mott is not an Independent Director within the meaning of NASD Rule 4200 because he was an employee of Canopy until December 2004, which for a short time in 2002 owned more than 50 percent of the outstanding shares of the Company. This fact could be considered to mean that Mr. Mott was employed by a parent of the Company during the past three years for purposes of NASD Rule 4200. The Board of Directors has determined his service on the Compensation Committee is required by the best interests of the Company and its stockholders because the Board believes Mr. Mott's experience and expertise will greatly benefit the Compensation Committee.

        The Audit Committee.    The Audit Committee, which held seven meetings during fiscal year 2004, assists the Board in the oversight of our financial statements, legal compliance, qualifications of independent auditors, and engagement and oversight of our independent auditors. The Audit Committee acts pursuant to a written charter adopted by the Board. The members of the Audit Committee are Messrs. Campbell (Committee Chair), Thompson and Skousen. The Audit Committee has determined that Mr. Campbell and Mr. Skousen are audit committee financial experts, as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. All members of the Audit Committee are Independent Directors.

        The Nominations Committee.    In February 2004, the Board created the Nominations Committee to oversee corporate governance and director nominations. The Nominations Committee held two meetings during fiscal year 2004. Among its specific duties, the Nominations Committee makes recommendations to the Board of Directors about the size of the Board or any committee thereof, identifies and recommends candidates for the Board and committee membership, evaluates nominations received from stockholders, determines the compensation and benefits of all directors on the Board and develops and recommends to the Board corporate governance principles applicable to the Company. The Nominations Committee acts pursuant to a written charter adopted by the Board, which is available at the Company's website at www.sco.com/company.

        The members of the Nominations Committee are Messrs. Skousen (Committee Chair), Yarro, Iacobucci and Campbell. All members of the Nominations Committee are Independent Directors other than Mr. Yarro. Mr. Yarro is not an Independent Director within the meaning of NASD Rule 4200 because he was an employee of Canopy until December 2004, which for a short time in 2002 owned more than 50 percent of the outstanding shares of the Company. This fact could be considered to mean that Mr. Yarro was employed by a parent of the Company during the past three years for purposes of NASD Rule 4200. The Board of Directors has determined his service on the Nominations Committee is required by the best interests of the Company and its stockholders because the Board believes Mr. Yarro's experience and contacts will greatly benefit the Nominations Committee.

        The Litigation Oversight Committee.    In April 2004, the Board created the Litigation Oversight Committee to oversee the litigation with respect to IBM and related litigation. The Litigation Oversight Committee held meetings as necessary during fiscal year 2004. The members of the Litigation Oversight Committee are Messrs. Thompson (Committee Chair), Iacobucci and Yarro.

The Company's Director Nomination Process

        As indicated above, the Nominations Committee of the Board of Directors oversees the director nomination process pursuant to its charter and the Director Nominations Policy (the "Nominations Policy") adopted by the Nominations Committee.

        Minimum Criteria for Board Members.    Each candidate to serve on the Board of Directors (a "Candidate") must possess at least the following specific minimum qualifications.

  •
  Each Candidate shall be prepared to represent the best interests of all of the Company's stockholders and not just one particular constituency.

  •
  Each Candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

  •
  No Candidate, or family member (as defined in NASD rules), or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a Candidate, shall have any material personal, financial or professional interest in any present or reasonably foreseeable potential competitor of the Company.

  •
  Each Candidate shall be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Nominations Committee's sole judgment, interfere with or limit his or her ability to do so.

        Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominations Committee may consider such other factors as it may deem appropriate, which may include, without limitation, judgment, skill, diversity, experience with businesses and organizations of comparable size to the Company, the interplay of a Candidate's experience with the experience of other directors and the extent to which a Candidate would be a desirable addition to the Board and any committees of the Board.

        Process for Identifying and Evaluating Candidates.    The Nominations Committee is responsible to identify and evaluate Candidates for Board membership and select or recommend to the Board nominees to stand for election. The Nominations Committee will consider all Candidates recommended by the Company's Qualified Stockholders (as defined below) in accordance with the procedures set forth below under the caption "Nominees Recommended by Qualified Stockholders." The committee may also consider Candidates proposed by management, but it is not obligated to do so. The Nominations Committee will evaluate all Candidates, including incumbent directors, based on the same criteria as described above. All Candidates (whether identified internally or by a Qualified Stockholder) who, after evaluation, are then selected by or recommended by the Nominations Committee and approved by the Board, will be included in the Company's recommended slate of director nominees in its proxy statement.

        General Nomination Right of All Stockholders.    Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company's Amended and Restated Bylaws. In order for a stockholder's director nomination to be timely, the stockholder must deliver written notice to the Company's secretary not less than 120 days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Article II, Section 11 of the Company's Amended and Restated Bylaws regarding each proposed nominee and as to each person, acting alone or as part of a group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee or nominees.

        The procedures described under the caption "Nominees Recommended by Qualified Stockholders" are meant to establish an additional means by which certain stockholders may participate in the Company's process for identifying and evaluating Candidates by making recommendations to the Nominations Committee. Such procedures are not meant to replace or limit the Company's stockholders' general nomination rights in any way.

        Nominees Recommended by Qualified Stockholders.    In addition to those Candidates identified through the Company's internal processes, in accordance with the Nominations Policy, the Nominations Committee will evaluate a Candidate proposed by any single stockholder or group of stockholders who have beneficially owned more than five percent of the common stock for at least one year (and will hold the required number of shares through the Annual Meeting) and that satisfies the notice, information and consent provisions in the Nominations Policy (a "Qualified Stockholder").

        In order to be considered by the Nominations Committee for an upcoming annual meeting of stockholders, a notice from a Qualified Shareholder regarding a potential Candidate must be received by the Nominations Committee not less than 120 calendar days before the anniversary of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting. If the Company changes its annual meeting date by more than 30 days from year to year, the notice must be received by the Nominations Committee no later than the close of business on the 10th day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed.

        Any Candidate proposed by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects as determined by the Nominations Committee or by applicable law. Any Candidate submitted by a Qualified Stockholder must also meet the definition of an "independent director" under NASD rules.

Director Compensation

        The compensation and benefits for service as a member of the Board of Directors is determined by the Nominations Committee. Directors employed by us or one of our subsidiaries are not compensated for service on the Board or on any Committee of the Board. Our non-employee directors currently receive $25,000 for each year of service as a director plus an additional $5,000 per year for each committee of the Board on which such non-employee directors serve. Additionally, the chairpersons of each of the Compensation Committee and the Nominations Committee receive an additional $5,000 per year and the chairpersons of each of the Audit Committee and the Litigation Oversight Committee receive an additional $10,000 per year. In addition, Board members are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Non-employee directors also receive stock option awards under our stock option plans, which awards currently include an initial option to purchase 45,000 shares of common stock upon joining the Board as a director and thereafter each non-employee director who continues to serve on the Board automatically receives an annual grant of an option to acquire 15,000 shares upon his or her election at the annual meeting.

Communications with Directors

        Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Board or the Nominations Committee of the Board will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company's website.

Executive Officers

        The following table presents information regarding the current executive officers of the Company:

Name	Age	Position
Darl C. McBride	45	Chief Executive Officer, Director
Bert B. Young	51	Chief Financial Officer
Christopher Sontag	41	Sr. Vice President Business Development
Jeff F. Hunsaker	40	Sr. Vice President and General Manager, UNIX Division
Ryan E. Tibbitts	49	General Counsel and Corporate Secretary

        Set forth below is the business background of each of our executive officers. Information on the business background of Darl C. McBride is set forth above under the caption "Election of Directors."

        Bert B. Young has served as Chief Financial Officer since April 2004. Mr. Young is responsible for all finance, accounting, and administration of our worldwide operations. From November 2002 to April 2004, Mr. Young worked as Chief Financial Officer at LANDesk Software Inc. and from September 2000 to November 2002 was the Chief Financial Officer of Talk2 Technology Inc. Prior to that, Mr. Young was the Chief Financial Officer at marchFIRST Inc. Mr. Young holds a B.S. degree in Accounting from Utah State University.

        Christopher Sontag has served as Senior Vice President, Business Development, since January 2005 and prior to that was the Senior Vice President of our SCOsource Division since September 2002. From April 2000 to October 2002, Mr. Sontag was the President of Sontag Consulting. From January 1996 to April 2000, Mr. Sontag was the co-founder, President and Chief Technology Officer of emWare, Inc. Before his service at emWare, Mr. Sontag developed marketing and engineering strategies for Novell, Inc., where he worked as the Director of Marketing and Product Development. Mr. Sontag earned a B.S. degree in Information Management from Brigham Young University.

        Jeff F. Hunsaker has served as Senior Vice President and General Manager, UNIX Division, since January 2004. From February 2003 to December 2003, Mr. Hunsaker served as Senior Vice President of Worldwide Sales and Marketing for the Company and prior to that Mr. Hunsaker served as Vice President and General Manager, Americas Division, from January 2000 to January 2003. Upon joining the Company, Mr. Hunsaker was the Sales Director for North America from January 2000 to January 2001. From January 1998 to December 1999, Mr. Hunsaker was Director of Channel Sales for the Baan Company. Prior to that, Mr. Hunsaker spent eight years working in a senior sales and marketing capacity for the WordPerfect suite of products for WordPerfect Corporation, Novell, Inc. and Corel Corporation. Mr. Hunsaker holds a B.S. degree in Business Finance from Utah State University.

        Ryan E. Tibbitts joined the Company in June 2003 as General Counsel and became the Corporate Secretary in September 2003. Mr. Tibbitts is responsible for all legal aspects of the Company's worldwide operations. Prior to joining the Company, Mr. Tibbitts worked as General Counsel at Center 7, Inc. from October 2001 to June 2003 and Lineo, Inc. from January 2001 to September 2001. Mr. Tibbitts worked in private practice with a law firm in Utah from 1985 until 2001. Mr. Tibbitts is a member of the Utah State Bar and American Bar Association and received his J.D. and B.S. degrees from Brigham Young University.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the stockholders of the Company vote FOR the election of all the nominees listed above.

INDEPENDENT ACCOUNTANTS

        KPMG LLP ("KPMG") was previously the independent registered public accounting firm for The SCO Group, Inc. (the "Company"). On May 27, 2005, KPMG notified the Company that they would resign upon completion of the Statement on Auditing Standards ("SAS") No. 100 review of the Company's condensed consolidated financial statements as of April 30, 2005 and for the related three-month and six-month periods ended April 30, 2005. On June 2, 2005, KPMG completed their SAS 100 review and their resignation became effective. On June 2, 2005, Tanner LC ("Tanner") was engaged as the independent registered public accounting firm. The Audit Committee of the Company's Board of Directors recommended and approved the appointment of Tanner.

        In connection with the audits of the two fiscal years ended October 31, 2004, and the subsequent interim periods through June 2, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.

        There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the two most recent fiscal years of the Company ended October 31, 2004, or the subsequent interim periods through June 2, 2005, except that, KPMG reported in a letter to the Company's Audit Committee dated May 17, 2005 that during its audit of the Company's financial statements for the fiscal year ended October 31, 2004, it noted a material weakness in internal controls related to the accounting for capital stock and stock option transactions. The Audit Committee and the Company's management discussed the issue with KPMG and the Company has authorized KPMG to respond fully to the inquiries of Tanner concerning the issue.

        The audit reports of KPMG on the Company's consolidated financial statements as of and for the years ended October 31, 2004 and October 31, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the Company's two most recent fiscal years and the subsequent interim periods through June 2, 2005, the Company did not consult with Tanner regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the fiscal years ending October 31, 2004 and October 31, 2003 and fees billed for other services rendered by KPMG during those periods (in thousands):

	2004	2003
Audit Fees(1)	$393	$185
Audit-Related Fees(2)	94	69
Tax Fees(3)	101	52
All Other Fees(4)	95	—

Total	$683	$306

(1)
Audit Fees consist of fees billed for the annual audits and quarterly reviews.

(2)
Audit-Related Fees consist of fees billed for various SEC filings and accounting research.

(3)
Tax Fees consist of fees billed for tax consultation and assistance in the preparation of tax returns.

(4)
All other fees principally include fees for the preparation of statutory accounts for the Company's international subsidiaries.

Pre-Approval Policies

        The Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to KPMG. The Audit Committee has determined that the fees paid to KPMG for non-audit services are compatible with maintaining KPMG's independence as our auditors.

Audit Committee Report

        The Audit Committee, which currently consists of Messrs. Campbell, Thompson and Skousen, is responsible for, among other things:

  •
  reviewing the Company's annual financial statements and other relevant financial reports,

  •
  reviewing the internal financial reports prepared by management,

  •
  recommending engagement of the Company's independent public accountants,

  •
  approving the services performed by such accountants,

  •
  consulting with such accountants and reviewing with them the results of their audit, and

  •
  reviewing and evaluating the Company's systems of internal controls and the audit and financial reporting process.

        The Audit Committee acts pursuant to a written charter adopted by the Board and all members of our Audit Committee are "independent" as defined under Rule 4350(d)(2) of the NASD listing standards. In addition, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with its management and has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has received the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

        The Audit Committee has also considered whether the provision of non-audit services provided by KPMG LLP to the Company is compatible with maintaining their independence and has discussed with the auditors such auditors' independence.

        Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company's fiscal year ended October 31, 2004 be included in the Company's Annual Report on Form 10-K for its fiscal year ended October 31, 2004, which was filed on April 1, 2005.

Submitted by:
Daniel W. Campbell (Chair) R. Duff Thompson K. Fred Skousen Members of the Audit Committee

EXECUTIVE COMPENSATION

        The following table presents compensation information for our last three fiscal years for our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer.

Summary Compensation Table

		Annual Compensation(1)		Long-Term Compensation
				Awards		Securities	Payouts
	Year	Salary	Bonus/ Commission	Restricted Stock Awards		Underlying Options	LTIP Payouts	All Other Compensation
Darl C. McBride(2) Chief Executive Officer	2004 2003 2002	$257,498 230,769 80,525	$35,000 755,278 —	$	— 78,511 —	$ — 200,000 600,000	$ — — —	$	— — —
Bert B. Young(3) Chief Financial Officer	2004	$84,346	$30,000		$—	$150,000	—		—
Christopher Sontag(4) Sr. Vice President, Business Development	2004 2003 2002	$160,000 153,000 6,231	$20,000 281,746 —	$	— 64,340 —	— 100,000 110,000	—		—
Jeff F. Hunsaker(5) Sr. Vice President, UNIX Division	2004 2003 2002	$160,000 142,889 147,922	$133,981 95,932 88,084	$	— — 21,980	— 100,000 38,750	—		—
Ryan E. Tibbitts(6) General Counsel and Corporate Secretary	2004 2003	$130,384 45,153	$50,000 13,500	$	— 2,500	110,000 65,000	—		—

(1)
The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in that column. The aggregate amount of perquisites and other personal benefits provided to each executive officer listed above is less than the lesser of $50,000 and ten percent of the named executive officer's total annual salary and bonus.

(2)
Mr. McBride was hired as our President and Chief Executive Officer in June 2002. With respect to 200,000 options issued to Mr. McBride during fiscal year 2002, vesting commences five years after the date of grant, subject to acceleration of vesting if certain performance objectives are achieved. One such objective was our becoming profitable before the fourth quarter of fiscal year 2003, which in fact occurred. Accordingly, Mr. McBride is now vested as to 50,000 shares related to such grant. The bonus of $35,000 earned by Mr. McBride in fiscal year 2004 was paid during fiscal year 2005. Of the $755,278 bonus earned by Mr. McBride in fiscal year 2003, $480,134 was paid during fiscal year 2003 and the remaining $275,144 was paid during fiscal year 2004.

(3)
Mr. Young was hired as the Company's Chief Financial Officer in April 2004. The bonus of $30,000 earned by Mr. Young in fiscal year 2004 was paid during fiscal year 2005.

(4)
Mr. Sontag was hired as the Company's Senior Vice President and General Manager, SCOsource, in September 2002. The bonus of $20,000 earned by Mr. Sontag in fiscal year 2004 was paid during fiscal year 2005. Of the $281,746 bonus earned by Mr. Sontag in fiscal year 2003, $181,590 was paid during fiscal year 2003 and the remaining $100,156 was paid during fiscal year 2004.

(5)
Of the $133,981 in commission earned by Mr. Hunsaker in fiscal year 2004, $82,177 was paid during fiscal year 2004 and the remaining $51,804 was paid during fiscal year 2005. Of the $95,932 commission earned by Mr. Hunsaker in fiscal year 2003, $76,820 was paid during fiscal year 2003 and the remaining $19,112 was paid during fiscal year 2004.

(6)
Mr. Tibbitts was hired as our General Counsel in June 2003 and became the Corporate Secretary in September 2003. The bonus of $50,000 earned by Mr. Tibbitts in fiscal year 2004 was paid during fiscal year 2005. Of the $13,500 bonus earned by Mr. Tibbitts in fiscal year 2003, $7,500 was paid during fiscal year 2003. The remaining $6,000 was paid during fiscal year 2004.

Option Grants in Last Fiscal Year

        The following table presents the grants of stock options, under our option plans during fiscal year 2004, to each of the executive officers named in the Summary Compensation Table.

        All option grants under each of the plans are nonqualified stock options. Options expire ten years from the date of grant.

        The exercise price of each option granted is equal to the fair market value of our common stock as determined by the Board of Directors on the date of grant. In fiscal year 2004, we granted to our employees options to purchase a total of 939,000 shares of our common stock.

        Potential realizable values are computed by:

  •
  Multiplying the number of shares of common stock subject to a given option by the exercise price per share;

  •
  Assuming that the aggregate option exercise price derived from that calculation compounds at the annual five percent or ten percent rates shown in the table for the entire 10-year term of the option; and

  •
  Subtracting the aggregate option exercise price from that result.

        The five percent and ten percent assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

	Number of Securities Underlying Options Granted(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciate for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year
			Exercise Price Per Share ($/Share)	Expiration Date
					0%	5%	10%
Darl C. McBride	—	0%	—	—	$—	$—	$—
Bert B. Young	150,000	19.0%	7.18	4/19/2014	$—	$677,320	$1,760,461
Christopher Sontag	—	0%	—	—	$—	$—	$—
Jeff F. Hunsaker	—	0%	—	—	$—	$—	$—
Ryan E. Tibbitts	100,000	12.7%	4.05	7/26/2014	$—	$254,702	$645,466
	10,000	1.3%	5.05	5/25/2014	$—	$31,759	$80,483

(1)
Unless otherwise provided in an award agreement, all options granted become exercisable with respect to 25 percent of the shares covered thereby on the first anniversary of the date of grant and vest 1/36th per month thereafter. Options are granted for a term of ten years, subject to earlier termination in certain events, and are not transferable. The Compensation Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options.

        On December 8, 2004, each of the above named executive officers received an option grant to acquire common shares at an exercise price of $4.85 per share. Mr. McBride received a grant of 100,000 shares; Mr. Young received a grant of 150,000 shares; Mr. Sontag received a grant of 25,000 shares; Mr. Hunsaker received a grant of 25,000 shares; and Mr. Tibbitts received a grant of 150,000 shares.

Aggregated Option Exercises in Fiscal Year 2004 and Year-end Option Values

			Number of Shares Underlying Unexercised Options at October 31, 2004		Value of Unexercised In-the-Money Options at October 31, 2004
	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Darl C. McBride	—	$—	362,499	437,501	$701,040	$812,960
Bert B. Young	—	$—	—	150,000	$—	$—
Christopher Sontag	—	$—	94,583	115,417	$139,421	$158,379
Jeff F. Hunsaker	—	$—	108,969	24,781	$121,254	$32,521
Ryan E. Tibbitts	—	$—	20,104	154,896	$—	$—

Employment Agreements

        The Company has not entered into any employment agreements with its executive officers or any other employees.

Change in Control Agreements

        On December 10, 2004, we entered into Change in Control Agreements with the following officers: Darl C. McBride; Bert B. Young; Christopher Sontag; Jeff F. Hunsaker; and Ryan E. Tibbitts (each, an "Officer"). Each agreement is effective as of December 10, 2004.

        Pursuant to the terms of these agreements, each Officer agrees that he or she will not voluntarily leave the employ of our company in the event any individual, corporation, partnership, company or other entity takes certain steps to effect a change in control of our company, until the attempt to effect a change in control has terminated, or until a change in control occurs.

        If the Officer is still employed by us when a change in control occurs, any stock, stock option or restricted stock granted to the Officer by us that would have become vested upon continued employment by the Officer shall immediately vest in full and become exercisable notwithstanding any provision to the contrary of such grant and shall remain exercisable until it expires or terminates in accordance with its terms.

        Each Officer shall be solely responsible for any taxes that arise or become due pursuant to the acceleration of vesting that occurs pursuant to the Change in Control Agreement.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for our last fiscal year were Messrs. Mott, Iacobucci, and Thomas P. Raimondi, Jr. None of the members of our Compensation Committee has at any time been an officer or employee of us or any of our subsidiaries or parent. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Compensation Committee Report on Executive Compensation

        It is the duty of the Compensation Committee to review and determine the salaries, bonuses and equity compensation of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the authority to make discretionary option grants to the Company's executive officers under the 1999, 2002 and 2004 Omnibus Stock Incentive Plans. In November 2004, Thomas P. Raimondi, Jr. resigned as a director and a member of the Compensation Committee. In February 2005, R. Duff Thompson, a director, replaced Mr. Raimondi as a member of the Compensation Committee.

        The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for its stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through competitive compensation packages.

        General Compensation Policy.    The Compensation Committee's policy is to provide the Company's executives with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance and that are competitive enough to attract and retain highly skilled individuals. Each executive's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) quarterly and annual performance awards tied to the Company's attainment of financial performance objectives; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executives and the Company's stockholders. As an executive's level of responsibility increases, a greater proportion of his or her total compensation is tied to the Company's financial performance and stock price appreciation rather than base salary.

        Factors.    The principal factors that were taken into account in establishing each executive officer's compensation package for the 2004 fiscal year are described below. However, the Compensation Committee has reserved the ability to exercise its discretion in applying entirely different factors, such as different measures of financial performance, for future fiscal years.

        Base Salary.    The base salary levels for the executive officers were established for the 2004 fiscal year on the basis of the following factors: personal performance and experience and the estimated salary levels in effect for similar positions within and outside the Company's industry with which the Company competes for executive talent and internal comparability considerations. The Compensation Committee made its decision as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. In completing this analysis, the Compensation Committee reviewed national and regional independent executive compensation surveys for technology companies. The Compensation Committee reviews executive base salaries at least annually and makes adjustments in accordance with the factors indicated above.

        Quarterly and Annual Performance Awards.    Certain executives (other than the Chief Executive Officer, whose quarterly and annual performance awards are described below under "CEO compensation") were eligible to earn quarterly and annual performance awards based on (i) operating results for the Company's UNIX division, (ii) management of the Company's intellectual property litigation and (iii) objectives related to simplifying the Company's capital structure. During the 2004 fiscal year, the Company's executives (other than the Chief Executive Officer) received quarterly and annual performance awards of approximately $234,000, based on the attainment of the corporate objectives specified for each executive.

        Equity Incentives.    Executives have received equity incentives from stock option grants and restricted stock awards under the 1999, 2002 and 2004 Omnibus Stock Incentive Plans. The grants and awards have been designed to align the interests of each executive officer with those of the stockholders and provide each executive with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the executive to acquire shares of the Company's common stock at a fixed price per share (the market price of the grant date) over a specified period of time (up to ten years). The shares subject to each option vest in installments, contingent upon the executive officer's continued employment with the Company. Accordingly, each award provides a return to the executive only if the executive remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

        The Compensation Committee sets the number of shares subject to each option grant or restricted stock award at a level intended to create a meaningful opportunity for stock ownership based on (i) the executive's current position with the Company, (ii) the base salary associated with the position, (iii) the size of comparable awards made to individuals in similar positions within the industry, and (iv) the executive's personal performance in recent periods. The Compensation Committee also takes into account the executive's existing holdings of the Company's common stock and the number of vested and unvested option shares exercisable by the executive in order to maintain an appropriate level of equity incentive to keep the executives' interests aligned with the Company's stockholders.

        During fiscal year 2004, the Compensation Committee did not grant equity awards to executives except for (i) a stock option grant to an executive who was hired during such fiscal year and (ii) a stock option grant to another executive in response to such executive's increased responsibilities assumed during such fiscal year. However, in the first quarter of fiscal year 2005, the Compensation Committee granted stock options for a total of 350,000 shares of the Company's common stock to executives (other than the Chief Executive Officer) upon an analysis of the executives' current equity holdings in the Company and the vesting status of their equity awards to maintain alignment of interests with the Company's stockholders.

        CEO Compensation.    In reviewing and setting the total compensation of the Company's Chief Executive Officer for the 2004 fiscal year, the Compensation Committee sought to make that compensation competitive, while at the same time assuring that a significant percentage of compensation was tied to the Company's performance. The Compensation Committee reviewed the national and regional compensation surveys described above for chief executive officers of comparable software companies to determine an appropriate compensation level. During fiscal year 2004, the base salary for Darl McBride, the Company's Chief Executive Officer, was $257,498. Mr. McBride received an annual performance bonus of $35,000 for fiscal year 2004 that was paid in the first quarter of fiscal year 2005. Mr. McBride earned this bonus as a result of attaining specific objectives focused on the Company's intellectual property litigation being managed effectively, resolving and simplifying the Company's capital structure and restoring the Company's UNIX division to operating profitability.

        Mr. McBride did not receive an option grant in fiscal year 2004. However, in the first quarter of fiscal year 2005, he was awarded an option to purchase 100,000 shares of the Company's common stock at an exercise price of $4.85 per share. This option vests over four years, although vesting accelerates upon a change in control of the Company. As was the case for the other executives, this award was determined based upon Mr. McBride's current equity holdings in the Company and related vesting to maintain alignment of his interests with the stockholders generally.

        Change in Control Agreements.    As described in more detail under the section above entitled "Change in Control Agreements," the Company entered into Change in Control Agreements with its executives including Mr. McBride. The Change in Control Agreements provide that if an executive remains employed by the Company when a change in control of the Company occurs, the vesting will accelerate of any unvested tock, stock option or any restricted stock granted to the executive. The Company's purpose in entering into the Change in Control Agreements was to attempt to increase the alignment of the interests of the executives with the interests of the Company's stockholders in connection with any potential change in control of the Company.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2004 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal year 2005 will exceed that limit. The Company's 1999, 2002 and 2004 Omnibus Stock Incentive Plans have been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the options shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual non-performance based cash compensation of any executive officer ever approach the $1 million level.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interest of its stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

Submitted by:
Darcy Mott (Chair) Edward E. Iacobucci R. Duff Thompson Members of the Compensation Committee

EQUITY COMPENSATION PLANS

        We maintain our 1998 Stock Option Plan, our 1999 Omnibus Stock Incentive Plan, our 2002 Omnibus Stock Incentive Plan, our 2004 Omnibus Stock Incentive Plan and our 2000 Employee Stock Purchase Plan (the "ESPP"). We are no longer granting awards under the 1998 Stock Option Plan, which was superseded by the 1999 Omnibus Stock Incentive Plan.

        The following table provides information about equity awards under our equity compensation plans as of October 31, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	3,421,000	$4.05	2,077,000	(1)(2)

(1)
The 2004 Omnibus Incentive Plan incorporates an evergreen formula pursuant to which on each November 1, the aggregate number of shares reserved for issuance under the 2004 Plan will increase by a number of shares equal to three percent of the outstanding shares on the day preceding (October 31). The ESPP incorporates an evergreen formula pursuant to which on January 1 of each year the aggregate number of shares reserved for issuance under the ESPP will increase by a number of shares equal to one percent of the outstanding shares on the day preceding (December 31).

(2)
Of these shares, 248,000 shares remain available for purchase under the ESPP.

Stock Performance Graph

        The following graph shows a comparison of cumulative total stockholder return on the Company's common stock, based on the market price of our common stock, assuming reinvestment of dividends, with the cumulative total return on The Nasdaq Stock Market (U.S.) Index as reported by Media General Financial Services and the MG Group Index for internet software and services as reported by Media General Financial Services for the period beginning March 21, 2000 (the date of the Company's initial public offering) through October 31, 2004.

COMPARE CUMULATIVE TOTAL RETURN
AMONG SCO GROUP, INC.
NASDAQ MARKET INDEX AND COREDATA GROUP INDEX

Assumes $100 Invested on March 21, 2000
Assumes Dividend Reinvested
Fiscal Year Ending October 31, 2004

	3/21/00	10/31/00	10/31/01	10/31/02	10/31/03	10/31/04
The SCO Group, Inc.	100.00	11.89	1.02	1.11	14.35	2.53
MG Group Index	100.00	44.01	11.80	9.42	19.63	21.49
NASDAQ Market Index	100.00	73.50	36.86	29.66	43.07	44.02

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of May 15, 2005, the number of shares of common stock held of record or beneficially by each person who held of record, or who had the right to acquire shares of common stock within 60 days, or was known by us to own beneficially, more than five percent of our common stock, and the name and holdings of each director and named executive officer and of all executive officers and directors as a group.

Name of Person or Group	Number of Shares Beneficially Owned		Percent of Class
Principal Stockholders:
Ralph J. Yarro III 355 South 520 West Suite 100 Lindon, Utah 84042	5,636,855	(1)	31.5%
BayStar Capital II, LLP 80 East Sir Francis Drake Blvd. Suite 2B Larkspur, California 94939	1,105,153		6.2%
Krevlin Advisors, LLC 598 Madison Avenue 12th Floor New York, NY 10022	919,700		5.1%
Capital Guardian Trust Company 11100 Santa Monica Boulevard Los Angeles, CA 90025	1,032,700		5.81%
Named Executive Officers And Directors:
Ralph J. Yarro III	5,636,855	(1)	31.5%
Edward E. Iacobucci	129,423	(2)	*
Darcy G. Mott	101,299	(3)	*
R. Duff Thompson	84,423	(4)	*
K. Fred Skousen	52,500	(5)	*
Daniel W. Campbell	30,000	(6)	*
Darl C. McBride	481,218	(7)	2.6%
Bert B. Young	43,750	(8)	*
Christopher Sontag	137,614	(9)	*
Jeff F. Hunsaker	148,709	(10)	*
Ryan E. Tibbitts	38,082	(11)	*
All Officers and Directors as a Group (11 Persons)	6,883,873	(12)	38.4%

*
Does not exceed one percent.

(1)
Consists of options to purchase 105,000 shares of common stock, 10,000 shares of common stock acquired through an open-market purchase, 175 shares of common stock, 28,846 shares of common stock received for service on the Board, and 5,492,834 shares of common stock previously held by The Canopy Group, Inc. ("Canopy"). On March 11, 2005, Canopy transferred all of its shares of our common stock to Mr. Yarro.

(2)
Consists of options to purchase 92,500 shares of common stock, 10,000 shares of common stock acquired through an open-market purchase and 26,923 shares of common stock received for service on the Board.

(3)
Consists of 337 shares of common stock, options to purchase 67,500 shares of common stock and 33,462 shares of common stock received for service on the Board.

(4)
Consists of options to purchase 67,500 shares of common stock and 16,923 shares of common stock received for service on the Board.

(5)
Consists of options to purchase 52,500 shares of common stock.

(6)
Consists of options to purchase 30,000 shares of common stock.

(7)
Consists of 7,003 shares of restricted common stock, 8,000 shares of common stock acquired in an open-market purchase, 3,615 shares of common stock acquired through our Employee Stock Purchase Plan, 100 shares of common stock, and options to purchase 462,500 shares of common stock.

(8)
Consists of options to purchase 43,750 shares of common stock.

(9)
Consists of 5,739 shares of restricted common stock and options to purchase 131,875 shares of common stock.

(10)
Consists of 15,000 shares of restricted common stock, 3,189 shares of common stock acquired through our Employee Stock Purchase Plan, and options to purchase 130,520 shares of common stock.

(11)
Consists of 223 shares of restricted common stock, 2,485 shares of common stock acquired through our Employee Stock Purchase Plan, 1,000 shares of common stock acquired in open market purchases prior to joining the Company, and options to purchase 34,374 shares of common stock.

(12)
See notes (1) through (11) as applicable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than ten percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. We believe that during the year ended October 31, 2004, all reporting persons complied with all applicable filing requirements, with the exception that each of the following reporting persons filed one Form 4 after the required filing date with respect to one transaction for each: Steven M. Cakebread, Ryan E. Tibbitts, Edward E. Iacobucci, Darcy G. Mott, Thomas P. Raimondi, R. Duff Thompson and Ralph J. Yarro III.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Other than the transactions described below, since the beginning of fiscal year 2004 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

  •
  in which the amount exceeds $60,000; and

  •
  in which any director, executive officer, holder of more than five percent of our Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

The Canopy Group, Inc.

        As of October 31, 2004, Ralph J. Yarro III, the Chairman of our Board, was the President and Chief Executive Officer and a director of Canopy. Another of our directors, Darcy G. Mott, was the Chief Financial Officer of Canopy. As of October 31, 2004, Canopy owned approximately 31 percent of our issued and outstanding common stock. On March 11, 2005 Canopy transferred all of its shares of our common stock to Mr. Yarro. Additionally, in December 2004, Mr. Yarro's and Mr. Mott's employment at Canopy terminated.

        On April 30, 2003, we entered into a Marketing and Distribution Master Agreement (the "Marketing Agreement") and an Assignment Agreement with Center 7, Inc. ("C7"). On October 2, 2003, C7 assigned the Assignment Agreement to Vintela, Inc. ("Vintela") and we entered into a new marketing agreement with Vintela (the "Vintela Agreement"). Both C7 and Vintela are majority owned by Canopy. Under the Vintela Agreement, we were appointed as a worldwide distributor for Vintela products to co-brand, market and distribute these products.

        Under the Assignment Agreement, we assigned the copyright applications, patents and contracts related to Volution Manager, Volution Authentication, Volution Online and Volution Manager Update Service (collectively, the "Assigned Software"). As consideration for this assignment, C7 issued and Vintela assumed, a $500,000 non-recourse promissory note payable to us, secured by the Assigned Software. This note was originally due on April 30, 2005 with interest payable at a rate of one percent above the prime rate as reported in the Wall Street Journal.

        In November 2004, we began discussions with Vintela to cancel the Vintela Agreement and to pay the promissory note early. On December 1, 2004, we agreed with Vintela, the successor to C7, to forego any interest charges on the promissory note in return for an immediate payment of the $500,000 and the cancellation of the Vintela Agreement. On December 9, 2004, we received the $500,000 payment from Vintela and will record the transaction during the three months ending January 31, 2005.

        During the time we were developing the Assigned Software, it had expensed all amounts for its research and development efforts. As a result, at the time the promissory note was executed, we had no recorded basis in the Assigned Software. Because the transfer of the Assigned Software was to a related party in exchange for a promissory note and there was substantial doubt as to the ability of C7 to pay the note, no gain was recognized by us until payment was received on December 9, 2004.

        During 2002, we entered into an operating lease agreement with Canopy for office space for its headquarters in Utah. The lease extends through December 2007 and we pay Canopy for rent and related expenses. During the years ended October 31, 2004, 2003 and 2002, we paid Canopy approximately $657,000, $639,000 and $348,000, respectively, for this space

STOCKHOLDER PROPOSALS

        No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting. It is anticipated that the next annual meeting of stockholders will be held on or about April 19, 2006. Stockholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 2006 annual meeting of stockholders of the Company, provided such proposals are received by the Company in writing no later than January 31, 2006 and are otherwise in compliance with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

        In addition, the Company's Bylaws permit stockholders to nominate directors at the annual meeting by providing advance written notice to the Company. In order to make a director nomination at a stockholder meeting, a stockholder must notify the Company not fewer than 120 days in advance of any meeting of stockholders called for the election of directors. Similarly, the Company's Bylaws permit stockholders to cause other business to be conducted at any meeting of stockholders by providing advance written notice to the Company. In order for such business to be conducted at a stockholder meeting, a stockholder must notify the Company not fewer than 120 days in advance of the meeting of stockholders. Assuming the date of next year's annual meeting is April 19, 2006, any notice required under the Bylaws as described in this paragraph must be received by the Company no later than December 20, 2005 in order to be timely for next year's annual meeting. In addition, the notice must meet all other requirements contained in the Company's Bylaws.

        A stockholder may contact the Corporate Secretary of the Company at its headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

OTHER MATTERS

        We do not know of any business, other than described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

        To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

        Our common stock is listed on The Nasdaq SmallCap Market and trades under the symbol "SCOX." Reports and other information concerning the Company can be inspected at the offices of Nasdaq at 1735 "K" Street, N.W., Washington, D.C. 20006-1500.

THE SCO GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2005

        The undersigned hereby appoints Bert B. Young and Ryan E. Tibbitts as proxies with full power of substitution and hereby authorizes either of them to act and to vote, as designated on the reverse, all shares of voting stock of The SCO Group, Inc. (the "Company") the undersigned are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Provo Marriott Hotel and Conference Center located at 101 West 100 North in Provo, Utah, on Tuesday, June 28, 2005 at 11:00 a.m., Mountain Time, and at any adjournments or postponements thereof, upon all matters referred to on this proxy card and described in the accompanying Proxy Statement; and, at the proxies' discretion, upon any other matters which may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SCO Group, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

        KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

SCO GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.			For All	Withhold All	For All Except
1.	Elect members of the Board of Directors of the Company		☐	☐	☐
NOMINEES
	01) Ralph J. Yarro III	05) Darcy G. Mott
	02) Omar T. Leeman	06) Darl C. McBride
	03) Edward E. Iacobucci	07) J. Kent Millington
	04) R. Duff Thompson	08) Daniel W. Campbell
To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES SET FORTH ABOVE.

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
HOUSEHOLDING ELECTION—Please indicate if you consent to receive future investor communications in a single package per household			Yes ☐	No ☐
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 28, 2005
Proxy Statement
PROPOSAL 1: ELECTION OF DIRECTORS
INDEPENDENT ACCOUNTANTS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLANS
Stock Performance Graph
COMPARE CUMULATIVE TOTAL RETURN AMONG SCO GROUP, INC. NASDAQ MARKET INDEX AND COREDATA GROUP INDEX
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
OTHER MATTERS
AVAILABLE INFORMATION